EXHIBIT 99.1 2019 Annual Meeting of Shareholders May 20, 2019

Safe harbor statement When used in filings by LegacyTexas Financial Group, Inc. (the "Company”) with the Securities and Exchange Commission (the “SEC”), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the "Tax Cuts and Jobs Act" (the "TCJA") on the Company's deferred tax asset, and the anticipated impact of the TCJA on the Company's future earnings; and other factors set forth in the Company's filings with the SEC. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

In 2018, balance sheet strengthened while minimizing risk • Lower CRE and C&D loan concentrations • Reduced level of non-performing assets • Increased non-interest-bearing deposits • Higher capital ratios ($ in millions except for per share data) Year ended December 31, December 31, 2017 2018 YOY ∆ Selected balance sheet data Gross loans held for investment1 $ 6,483.2 $ 6,790.7 4.7% Total deposits 6,767.7 6,841.7 1.1 Non-interest-bearing demand deposits 1,635.6 1,773.8 8.4 CRE loan concentration2 304.46% 268.80% (11.7) C&D loan concentration2 28.02 24.03 (14.2) Non-performing assets to total assets 1.13 0.26 (77.0) TCE / TA3 8.77 10.32 17.7 Estimated Tier 1 common risk-based capital4 9.40 11.05 17.6 Source: Company Documents 1 Excludes Warehouse Purchase Program loans 2 Calculated at the Company level, as a percentage of total risk-based capital 3 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“ 4 Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve 3

Full year profitability highlights ($ in millions except for per share data) Year ended December 31, December 31, 2017 2018 YOY ∆ Selected profitability data Net income $ 89.5 $ 154.2 72.3% Core net income1 101.9 138.4 35.8 Basic EPS 1.91 3.27 71.2 Core EPS1 2.19 2.94 34.3 NIM 3.81% 3.91% 10bps Core return on average equity1 10.96 13.65 24.5% Core return on average assets1 1.18 1.55 31.4 Core efficiency ratio1 45.38 44.77 (1.3) Source: Company Documents 1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures“ 4

Commercially focused loan portfolio Gross loans held for investment1 at December 31, 2018 grew $307.5 million, or 4.7%, from December 31, 2017, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. Total Loans HFI1 $6,791 1 ($ in millions) $6,483 As of December 31, 2018 $5,970 $5,067 20.4% 4.0% $1,400 7.7% 0.7% Commercial RE $3,667 C&I (ex-energy) Energy $2,634 C&D $2,050 22.6% Consumer RE 44.6% 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y Other Consumer Originated loans 2 Acquired from LegacyTexas Group, Inc. Quarterly yield on loans held for investment1: 5.40% Source: Company Documents 1 Excludes Warehouse Purchase Program loans 2 Represents balance acquired on January 1, 2015 5

Core funded, low cost deposit base Compared to December 31, 2017, total deposits increased by $74.0 million, or 1.1%, which included growth in time and non-interest- bearing demand deposits. Total Deposits ($ in millions) $6,768 $6,842 As of December 31, 2018 $6,365 $5,227 $1,628 25.9% 26.1% 25.9% Non-interest bearing-demand $3,599 24.2% Interest-bearing $2,658 22.4% $2,265 21.7% demand 18.6% Savings and 18.2% 12.1% money market 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y Time Deposit 0.43% 0.34% 0.29% 0.37% 0.57% 0.84% 35.9% Cost Originated Deposits Acquired from LegacyTexas Group, Inc1 Non-interest-bearing demand deposits as a percent of total deposits Source: Company Documents 6 1 Represents balance acquired on January 1, 2015

Net interest income • Net interest income for 2018 increased $21.1 million, or 6.8%, from 2017. • The net interest margin for 2018 was 3.91%, a 10 basis point increase from 3.81% for 2017. R: 000 Net interest income and NIM G: 048 Net interest income ($mm) NIM B: 135 $333 $311 $282 $241 3.91% R: 111 3.78% 4.00% G: 162 3.79% 3.81% $133 B: 135 2014Y 2015Y 2016Y 2017Y 2018Y Source: Company Documents 7

Disciplined expense management • 2018 core non-interest income increased by $5.7 million from 2017. • 2018 core non-interest expense increased by $9.9 million from 2017. Net interest income Core non-interest income Core non-interest expense Core efficiency ratio ($ in millions) $333 $311 $282 $170 $156 $160 47.3% 45.4% 44.8% $48 $42 $48 2016Y 2017Y 2018Y Note: Core (non-GAAP) non-interest income, non-interest expense and efficiency ratio are adjusted for the impact of infrequent or non-recurring items. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this presentation. 8

Looking ahead Expand our Texas footprint and solidify our deep-rooted culture Focus on growth – organically and through selective acquisitions Diversify income sources Prudent and focused expense management Maintain asset quality Strategic capital deployment 9

Appendix

Supplemental Information – Non-GAAP Financial Measures (unaudited)

Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (net of tax):

	At or For the Year Ended December 31,				
	2018	2017	2016	2015	2014
GAAP net income available to common shareholders [1]	$ 153,692	$ 89,176	$ 97,324	$ 70,382	$ 30,942
Distributed and undistributed earnings to participating securities [1]	497	318	497	534	336
(Gain) loss on one-time tax adjustments[2]	(15,289)	13,493	–	–	–
Expenses related to above tax adjustments	202	–	–	–	–
(Gain) loss on sale of branch locations and land	498	(1,084)	(2,529)	(190)	–
Insurance settlement proceeds from pre-acquisition fraud	(1,778)	–	–	–	–
One-time employee bonus related to tax law change	537	–	–	–	–
Net (gain) on sale of insurance subsidiary operations	–	–	(39)	–	–
Loss on sale of FHA loan portfolio	–	–	969	–	–
Merger and acquisition costs	–	–	–	1,009	7,071
Valuation adjustment on mortgage servicing rights	–	–	–	121	–
One-time payroll and severance costs	–	–	–	–	234
Core (non-GAAP) net income	$ 138,359	$ 101,903	$ 96,222	$ 71,856	$ 38,583
Average shares for basic earnings per share	47,035,475	46,611,780	46,184,074	45,847,284	37,919,065
GAAP basic earnings per share	$ 3.27	$ 1.91	$ 2.11	$ 1.54	$ 0.82
Core (non-GAAP) basic earnings per share	2.94	2.19	2.08	1.57	1.02
Average shares for diluted earnings per share	47,653,726	47,138,518	46,484,967	46,125,447	38,162,094
GAAP diluted earnings per share	$ 3.23	$ 1.89	$ 2.09	$ 1.53	$ 0.81
Core (non-GAAP) diluted earnings per share	2.90	2.16	2.07	1.56	1.01

[1] Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2] These one-time income tax adjustments consist of an adjustment to the Company's deferred tax asset (recorded in the 2017 period), as well as a benefit related to tax rate changes and the favorable outcome of the Company's change in its tax method of accounting for its loan portfolio (recorded in the 2018 period), all related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

11

LegacyTexas Financial Group, Inc.™

Supplemental Information – Non-GAAP Financial Measures (unaudited) At or For the Year Ended December 31, 2018 2017 2016 Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Expense (gross of tax): GAAP non-interest income $ 49,241 $ 43,582 $ 51,931 (Gain) loss on sale of branch locations and land 631 (1,669) (3,891) Insurance settlement proceeds from pre-acquisition fraud (2,250) — — Net (gain) on sale of insurance subsidiary operations — — (1,181) Loss on sale of FHA loan portfolio — — 1,491 Core (non-GAAP) non-interest income $ 47,622 $ 41,913 $ 48,350 GAAP non-interest expense $ 171,130 $ 160,344 $ 156,377 Expenses related to one-time tax adjustments1 (256) — — One-time employee bonus related to tax law change (679) — — Core (non-GAAP) non-interest expense $ 170,195 $ 160,344 $ 156,377 Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax): Net interest income $ 332,508 $ 311,431 $ 282,269 GAAP efficiency ratio: Non-interest expense $ 171,130 $ 160,344 $ 156,377 Net interest income plus non-interest income 381,749 355,013 334,200 Efficiency ratio- GAAP basis 44.83% 45.17% 46.79% Core (non-GAAP) efficiency ratio: Core (non-GAAP) non-interest expense $ 170,195 $ 160,344 $ 156,377 Net interest income plus core (non-GAAP) non-interest income 380,130 353,344 330,619 Efficiency ratio- core (non-GAAP) basis 44.77% 45.38% 47.30% 1 Expenses related to the one-time income tax adjustments consisting of an adjustment to the Company's deferred tax asset (recorded in the 2017 period), as well as a benefit related to tax rate changes and the favorable outcome of the Company's change in its tax method of accounting for its loan portfolio (recorded in the 2018 period), all related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act. 12

Supplemental Information – Non-GAAP Financial Measures (unaudited) Calculation of Tangible Book Value and Tangible Equity to Tangible Assets: At or For the Quarter Ended December 31, 2018 September 30, 2018 June 30, 2018 March 31, 2018 Calculation of Tangible Book Value per share: (Dollars in thousands, except per share amounts) Total shareholders' equity $ 1,094,367 $ 1,039,599 $ 1,001,450 $ 979,494 Less: Goodwill (178,559) (178,559) (178,559) (178,559) Less: Identifiable intangible assets, net (245) (279) (313) (347) Total tangible shareholders' equity $ 915,563 $ 860,761 $ 822,578 $ 800,588 Shares outstanding at end of period 48,505,261 48,491,169 48,311,220 48,264,966 Book value per share- GAAP $ 22.56 $ 21.44 $ 20.73 $ 20.29 Tangible book value per share- Non-GAAP 18.88 17.75 17.03 16.59 Calculation of Tangible Equity to Tangible Assets: Total assets $ 9,051,142 $ 9,082,792 $ 9,249,086 $ 8,865,624 Less: Goodwill (178,559) (178,559) (178,559) (178,559) Less: Identifiable intangible assets, net (245) (279) (313) (347) Total tangible assets $ 8,872,338 $ 8,903,954 $ 9,070,214 $ 8,686,718 Equity to assets- GAAP 12.09% 11.45% 10.83% 11.05% Tangible equity to tangible assets- Non-GAAP 10.32% 9.67% 9.07% 9.22% At or For the Year Ended December 31, 2017 2016 2015 2014 Calculation of Tangible Book Value per share: Total shareholders' equity $ 959,874 $ 885,365 $ 804,076 $ 568,223 Less: Goodwill (178,559) (178,559) (180,776) (29,650) Less: Identifiable intangible assets, net (402) (665) (1,030) (813) Total tangible shareholders' equity $ 780,913 $ 706,141 $ 622,270 $ 537,760 Shares outstanding at end of period 48,117,390 47,876,198 47,645,826 40,014,851 Book value per share- GAAP $ 19.95 $ 18.49 $ 16.88 $ 14.20 Tangible book value per share- Non-GAAP 16.23 14.75 13.06 13.44 Calculation of Tangible Equity to Tangible Assets: Total assets $ 9,086,196 $ 8,362,255 $ 7,691,940 $ 4,164,114 Less: Goodwill (178,559) (178,559) (180,776) (29,650) Less: Identifiable intangible assets, net (402) (665) (1,030) (813) Total tangible assets $ 8,907,235 $ 8,183,031 $ 7,510,134 $ 4,133,651 Equity to assets- GAAP 10.56% 10.59% 10.45% 13.65% Tangible equity to tangible assets- Non-GAAP 8.77% 8.63% 8.29% 13.01% 13

Supplemental Information – Non-GAAP Financial Measures (unaudited) Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) At or For the Year Ended December 31, 2018 2017 (Dollars in thousands) Net income $ 154,189 $ 89,494 Core (non-GAAP) net income 138,359 101,903 Average total equity 1,013,300 929,903 Average total assets 8,925,262 8,607,481 Return on average common shareholders' equity 15.22% 9.62% Core (non-GAAP) return on average common shareholders' equity 13.65 10.96 Return on average assets 1.73 1.04 Core (non-GAAP) return on average assets 1.55 1.18 14